Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports 2019 First Quarter Financial Results

CASTLE ROCK, Colo., August 13, 2019: Where Food Comes From, Inc. ( WFCF ) (OTCQB:WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2019 second quarter and six month financial results.

"We're pleased with our financial performance in the second quarter," said John Saunders, Chairman and CEO.  "All four operating segments delivered profitable growth in the quarter, with total net income more than doubling year over year and adjusted EBITDA up 39%.  We generated $1.4 million in net cash from operations through the first half of 2019, up 23% year over year. We also strengthened our balance sheet year to date, with working capital up 9% to $2.9 million, and cash, cash equivalents and investments up 44% to $2.9 million compared to 2018 year-end balances.

"We continue to add new customers across all business lines and remain aggressive in introducing and advancing new verification standards to address growing consumer demand for transparency in the agricultural supply chain," Saunders added.  "These activities include the recent launch of our new Black Angus Verified Beef program, which late in the second quarter saw initial throughput of calves verified to multiple standards under our bundling program.  We're also seeing good progress around our hemp initiative.  As exclusive provider of verification services for the US Hemp Authority™ Certified standard, we are working with an increasing number of growers and processors.  In addition, we are now actively engaging with manufacturers and retailers of hemp-based products who are seeking additional credibility through third-party verification.  Overall, we like our positioning as the most diverse provider of verification solutions to the food and agriculture industry and believe that macro trends continue to support our strategic objectives and set us up to extend our track record of profitable growth."

Second Quarter Results

Revenue in the second quarter of 2019 increased 10% to $4.9 million from $4.4 million in the same quarter last year.  All four of the Company's revenue streams generated year-over-year increases, including:

●	Verification and certification services, up 7% to $3.7 million from $3.5 million.

●	Product revenue, up 28% to $635,300 from $496,300.

●	Software license, maintenance, and support, up 14% to $299,900 from $263,300.

●	Software-related consulting services, up 23% to $209,800 from $170,900.

Gross profit in the second quarter increased 4% year over year to $2.1 million from $2.0 million.  Gross margin declined to 42.7% from 45.3% year over year. The decrease was attributable to additional fixed labor costs related to acquisitions completed in the latter half of 2018.

Sales, general and administrative expense declined 5% in the second quarter to $1,685,200 from $1,770,500 in the same quarter last year.  The decline was due to lower year-over-year marketing expenditures, which offset a $56,000 increase in depreciation and amortization expense.

Operating income increased 67% in the second quarter to $403,200 from $241,300 in the same quarter last year.

Net income attributable to Where Food Comes From, Inc. in the second quarter increased 104% to $361,100, or $0.01 per share, from net income of $176,800, or $0.01 per share, in the same quarter last year.

Adjusted EBITDA in the second quarter increased 39% to $824,500 from $593,400 in the same quarter last year.

Six Month Results

Total revenue in the six-month period ended June 30, 2019, increased 10% to $8.8 million from $8.1 million in the prior year.  All four revenue streams showed year-over-year growth, including:

●	Verification and certification services, up 4% to $6.6 million from $6.3 million.

●	Product revenue, up 50% to $1.3 million from $850,000.

●	Software license, maintenance, and support, up 8% to $595,000 from $550,800.

●	Software-related consulting services, up 18% to $416,500 from $354,200.

Gross profit in the first half was flat at approximately $3.7 million. Gross margin was down year over year to 42.5% from 46.4% due largely to the impact of competitive pricing programs for volume ear tag purchasers as well as to assumption of additional fixed labor costs related to two acquisitions made in the second and third quarters of 2018.

Sales, general and administrative expense increased 5% year over year to $3.7 million from $3.5 million due primarily to higher expense incurred in the first quarter of 2019 related to year-end audit services and staff training programs and to an approximately $44,000 increase in depreciation and amortization year over year.

Operating income was down 62% year over year to $102,600 from $268,100.

Net income attributable to Where Food Comes From, Inc. increased 3% year over year to $218,000, or $0.01 per share, from $212,300, or $0.01 per share, in the same period last year.

Adjusted EBITDA declined 4% year over year to $906,300 from $948,300 due primarily to competitive pricing programs for volume ear tag purchasers, higher expenses incurred related to year-end audit services and staff training programs and an increase in depreciation and amortization associated with acquisitions made in the latter half of 2018.

The Company generated $1.4 million in net cash from operations through the first half of 2019, up 23% from $1.1 million in the first half of 2018.

The cash, cash equivalents, and short- and long-term investments balance at June 30, 2019, increased to $2.9 million from $2.0 million at 2018 year-end.  The Company had $2.9 million in working capital at June 30, 2019, up from $2.7 million at 2018 year-end.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13693018

Phone replay:

A telephone replay of the conference call will be available through August 27, 2019, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13690318

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America's trusted resource for third party verification of food production practices.  Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company's Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF's operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk.  Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company's predictions.  Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings.  Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company's products and services on the marketplace; ability to continue posting positive financial results; expectations to extend the Company's track record of profitable growth; and ability to continue introducing and advancing verification standards are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors.  Financial results for the second quarter and six-month period are not necessarily indicative of future results.  Readers should not place undue reliance on these forward-looking statements.  The Company assumes no obligation to update its forward-looking statements to reflect new information or developments.  For a more extensive discussion of the Company's business, please refer to the Company's SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-880-9000

Where Food Comes From, Inc.

Statements of Operations (Unaudited )

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Verification and certification services	$3,743,241	$3,507,757	$6,554,935	$6,303,951
Product sales	635,333	496,312	1,276,391	850,206
Software license, maintenance and support	299,934	263,316	594,963	550,760
Software-related consulting service	209,751	170,923	416,510	354,193
Total revenue	4,888,259	4,438,308	8,842,799	8,059,110
Costs of revenue:
Cost of verification and certification services	2,097,274	1,850,555	3,659,364	3,301,164
Cost of products	398,073	319,970	841,258	545,945
Costs of software license, maintenance and support services	161,610	168,511	315,613	305,945
Costs of software-related consulting services	142,900	87,546	272,436	163,007
Total costs of revenue	2,799,857	2,426,582	5,088,671	4,316,061
Gross profit	2,088,402	2,011,726	3,754,128	3,743,049
Selling, general and administrative expenses	1,685,188	1,770,468	3,651,527	3,474,942
Income from operations	403,214	241,258	102,601	268,107
Other expense (income):
Dividend income	(30,000)	—	(60,000)	—
Other income, net	(2,471)	(5,122)	(5,167)	(8,040)
Gain on sale of assets	—	—	(1,000)	—
Interest expense	2,142	1,315	5,189	2,394
Income before income taxes	433,543	245,065	163,579	273,753
Income tax (benefit) expense	129,089	80,000	46,089	88,000
Net income	304,454	165,065	117,470	185,753
Net loss attributable to non-controlling interest	56,635	11,774	100,470	26,570
Net income (loss) attributable to Where Food Comes From, Inc.	$361,089	$176,839	$217,960	$212,323

Per share net income per share attributable to Where Food Comes From, Inc.:
Basic	$0.01	$0.01	$0.01	$0.01
Diluted	$0.01	$0.01	$0.01	$0.01
Weighted average number of common shares outstanding:
Basic	24,708,923	24,718,430	24,833,002	24,683,264
Diluted	24,908,174	24,896,195	25,032,253	24,871,523

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net Income attributable to WFCF	$361,089	$176,839	$217,960	$212,323
Adjustments to EBITDA:
Interest expense	2,142	1,315	5,189	2,394
Income tax expense	129,089	80,000	46,089	88,000
Depreciation and amortization	285,108	229,105	545,227	501,603
EBITDA*	777,428	487,257	814,465	804,320
Adjustments:
Stock-based compensation	47,096	42,119	91,798	80,021
Cost of acquisitions	—	63,984	—	63,984
Adjusted EBITDA*	$824,523	$593,360	$906,263	$948,325

*Use of Non-GAAP Financial Measures:  Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheet

	June 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$2,600,399	$1,482,391
Accounts receivable, net of allowance	2,632,370	2,205,162
Short-term investments	255,514	245,597
Prepaid expenses and other current assets	359,869	439,424
Total current assets	5,848,152	4,372,574
Property and equipment, net	1,686,848	1,675,472
Right of use assets	3,321,617	—
Long-term investments in certificates of deposit	—	252,999
Investment in Progressive Beef	991,115	991,115
Intangible and other assets, net	3,547,898	3,852,121
Goodwill	3,143,734	3,143,734
Deferred tax assets, net	225,923	175,923
Total assets	$18,765,287	$14,463,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$741,701	$533,925
Accrued expenses and other current liabilities	829,700	492,601
Deferred revenue	1,143,158	654,872
Current portion of notes payable	10,492	10,173
Current portion of finance lease obligations	8,044	11,309
Current portion of operating lease obligations	208,312	—
Total current liabilities	2,941,407	1,702,880
Notes payable, net of current portion	27,728	32,220
Finance lease obligations, net of current portion	29,671	32,747
Operating lease obligations, net of current portion	3,594,569	—
Deferred rent liability	—	119,187
Lease incentive obligation	—	362,088
Total liabilities	6,593,375	2,249,122
Contingently redeemable non-controlling interest	1,348,537	1,449,007
Equity:
Common stock	25,473	25,473
Additional paid-in capital	11,123,062	11,031,264
Treasury stock	(1,361,253)	(1,109,061)
Retained earnings	1,036,093	818,133
Total equity	10,823,375	10,765,809
Total liabilities and stockholders’ equity	$18,765,287	$14,463,938